Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Columbia Funds Series Trust I of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR indicated in Appendix A for the years ended as listed in Appendix A. We also consent to the references to us under the headings “Independent Registered Public Accountant” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 18, 2021

Appendix A

Columbia Funds Series Trust I

Fund	Year End	Management Representation Letter Date
Columbia Emerging Markets Fund	8/31/2020	10/23/2020
Columbia Mid Cap Growth Fund	8/31/2020	10/23/2020
Columbia Total Return Bond Fund	4/30/2021	6/22/2021
Columbia Corporate Income Fund	4/30/2021	6/22/2021
Columbia Intermediate Municipal Bond Fund	10/31/2020	12/21/2020
Columbia Strategic Income Fund	8/31/2020	10/23/2020

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